                                                                   EXHIBIT 10.11









                              EMPLOYMENT AGREEMENT


                                    Between

                         SALTON/MAXIM HOUSEWARES, INC.

                                      And

                                 LEON DREIMANN



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                               TABLE OF CONTENTS
                               -----------------
                                                                            PAGE
                                                                            ----

ARTICLE I.  DEFINITIONS...................................................... 1
     1.1      "Accrued Annual Base Salary"................................... 1
     1.2      "Accrued Annual Incentive Bonus"............................... 1
     1.3      "Affiliate".................................................... 1
     1.4      "AFR Rate"..................................................... 1
     1.5      "Anniversary Date"............................................. 1
     1.6      "Annual Base Salary"........................................... 1
     1.7      "Annual Incentive Bonus"....................................... 1
     1.8      "Beneficiary".................................................. 1
     1.9      "Board"........................................................ 1
     1.10     "Cause"........................................................ 2
     1.11     "Change of Control"............................................ 2
     1.12     "Code"......................................................... 3
     1.13     "Common Stock"................................................. 3
     1.14     "Commencement Date"............................................ 3
     1.15     "Company"...................................................... 3
     1.16     "Compensation Committee"....................................... 3
     1.17     "Contract Term"................................................ 3
     1.18     "Date of Termination".......................................... 3
     1.19     "Disability"................................................... 3
     1.20     "Excise Tax"................................................... 4
     1.21     "Executive".................................................... 4
     1.22     "Fair Market Value"............................................ 4
     1.23     "Fiscal Year".................................................. 4
     1.24     "Full Retirement Benefits"..................................... 4
     1.25     "Good Reason".................................................. 4
     1.26     "Incumbent Directors".......................................... 5
     1.27     "Initial Base Salary........................................... 5
     1.28     "Maximum Goals"................................................ 5
     1.29     "Maximum Bonus"................................................ 5
     1.30     "Merger"....................................................... 5
     1.31     "1934 Act"..................................................... 5
     1.32     "Notice of Consideration"...................................... 5
     1.33     "Performance Period"........................................... 5
     1.34     "Permitted Transferee"......................................... 6
     1.35     "Person"....................................................... 6
     1.36     "Prorata Annual Incentive Bonus"............................... 6
     1.37     "Prorata Retirement Benefits".................................. 6
     1.38     "Stock Option"................................................. 6
     1.39     "Stock Option Term"............................................ 6

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

     1.40     "Subsequent Base Salary"..................................................... 6
     1.41     "Subsidiary"................................................................. 6
     1.42     "Target Bonus"............................................................... 6
     1.43     "Target Goals"............................................................... 6
     1.44     "Taxes"...................................................................... 6
     1.45     "Tax Gross-Up Payment"....................................................... 6
     1.46     "Termination of Employment".................................................. 7
     1.47     "Termination of Employment Without Cause".................................... 7
     1.48     "Threshold Bonus"............................................................ 7
     1.49     "Threshold Goals"............................................................ 7
     1.50     "Voting Securities".......................................................... 7

ARTICLE II.  DUTIES........................................................................ 7
     2.1     Duties........................................................................ 7
     2.2     Other Activities.............................................................. 7

ARTICLE III. TERM OF AGREEMENT............................................................. 8
     3.1     Term.......................................................................... 8

ARTICLE IV.  COMPENSATION.................................................................. 8
     4.1     Salary........................................................................ 8
     4.2     Bonus......................................................................... 8

ARTICLE V.   STOCK OPTION GRANT............................................................ 9
     5.1     Grant of Stock Options........................................................ 9

ARTICLE VI.  OTHER BENEFITS............................................................... 10
     6.1     Incentive, Savings and Retirement Plans...................................... 10
     6.2     Welfare Benefits............................................................. 10
     6.3     Fringe Benefits.............................................................. 10
     6.4     Vacation..................................................................... 10
     6.5     Expenses..................................................................... 10
     6.6     Office and Support Staff..................................................... 10
     6.7     Tax Gross-Up Payment......................................................... 10

ARTICLE VII. TERMINATION BENEFITS......................................................... 11
     7.1     Termination of Employment for Cause or Other Than for Good Reason............ 11
     7.2     Termination of Employment for Death or Disability............................ 12
     7.3     Termination of Employment By The Company Without Cause Or By the
             Executive for Good Reason.................................................... 12
     7.4     Termination Benefits upon a Change of Control................................ 12
     7.5     Other Termination Benefits................................................... 13

ARTICLE VIII. RESTRICTIVE COVENANTS....................................................... 13

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

     8.1    Non-Solicitation of Employees; Confidentiality; Non-Competition............... 13
     8.2    Injunction.................................................................... 13

ARTICLE IX. MISCELLANEOUS................................................................. 13
     9.1    Full Settlement............................................................... 13
     9.2    Enforcement................................................................... 14
     9.3    Assignment, Successors........................................................ 14
     9.4    Beneficiary................................................................... 14
     9.5    Nonalienation of Benefits..................................................... 15
     9.6    Severability.................................................................. 15
     9.7    Amendment and Waiver.......................................................... 15
     9.8    Notices....................................................................... 15
     9.9    Counterpart Originals......................................................... 16
     9.10   Entire Agreement.............................................................. 16
     9.11   Effect on Other Agreements.................................................... 16
     9.12   Applicable Law................................................................ 16
     9.13   Survival of Executive's Rights................................................ 16

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                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT, effective as of December 19, 1997 is made by and between Salton/Maxim Housewares, Inc., a Delaware corporation (hereinafter the "Company"), and Leon Dreimann (the "Executive"), a resident of the State of Illinois; and

     WHEREAS, the Company desires to obtain the services of the Executive and Executive is willing to render such services, in accordance with the terms herein set forth; and

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, the Company and the Executive agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

     1.1 "Accrued Annual Base Salary" means that portion of the Executive's Annual Base Salary which is accrued but unpaid as of the Date of Termination.

     1.2 "Accrued Annual Incentive Bonus" means the amount of any Annual Incentive Bonus earned with respect to the calendar year ending prior to the Date of Termination but which is unpaid as of the Date of Termination.

     1.3 "Affiliate" means any corporation or other entity which directly or through intervening entities owns more than thirty five percent (35%) of the combined power or value of all shares of stock of a corporation or more than thirty five percent (35%) of the capital and profits interest of an unincorporated entity, and any corporation or other entity so owned by an Affiliate.

     1.4 "AFR Rate" means the applicable federal interest rate determined in accordance with Section 1274 of the Code.

     1.5  "Anniversary Date" means any annual anniversary of the Commencement
Date.

     1.6 "Annual Base Salary" means (i) the Initial Base Salary from December 19, 1997 through and including June 30, 1998, and (ii) the Subsequent Base Salary from July 1, 1998 through the Contract Term; provided, however, that the term Annual Base Salary as used in this Agreement shall refer to the Subsequent Base Salary as increased pursuant to the terms of Section 4.1 hereof.

     1.7 "Annual Incentive Bonus" has the meaning specified in Section 4.2 of this Agreement.

     1.8  "Beneficiary" means that term as defined in Section 9.4.

     1.9  "Board" means that term as defined in Section 2.1.

     1.10 "Cause" means (a) the Executive's committing any felony or other crime involving dishonesty (b) willful or intentional material breach of this Agreement including but not limited to intentionally or willfully wrongful conduct in performing or refusing to perform the duties under this Agreement; provided that Cause as defined in Clause (b) shall not constitute Cause unless Executive is provided with written notice ("Notice to Cure") of such cause and fails to cure it within a reasonable period (not less than 15 nor more than 30 days) after receipt of the Notice to Cure, except that Executive will not be entitled to a Notice to Cure and opportunity to cure if the Executive knew that the wrongful conduct would result in material harm to the Company; and provided further that the Company shall not be required to provide the Notice to Cure in cases of repeated acts or omissions (provided that notice with respect to such act shall have been given at least once); and provided further that Cause as defined in clause (b) shall not mean:

           (i)   bad judgment;

           (ii)  negligence;

           (iii) any act or omission believed by the Executive in good faith to have been in or not opposed to the interest of the Company (without intent of the Executive to gain therefrom, directly or indirectly, a profit to which the Executive was not legally entitled); or

           (iv) any act or omission with respect to which notice of termination of employment of the Executive is given more than twelve (12) months after the earliest date on which any member of the Board who is not a party to the act or omission, knew of such act or omission.

     1.11 "Change of Control" shall be deemed to have occurred upon any of the following events:

           (a) any person (as such term is used in Rule 13d-5 of the Securities Exchange Act of 1934 (the "1934 Act") or group (as such term is defined in Section 13(d) of the 1934 Act), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company becomes the beneficial owner of thirty-five percent (35%) or more of the Common Stock of the Company or of securities of the Company that are entitled to vote generally in the election of directors of the Company ("Voting Securities") representing thirty-five percent (35%) or more of the combined voting power of all Voting Securities of the Company;

           (b) within a period of 24 months or less, the individuals who, as of any date on or after July 30, 1998, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least seventy five percent (75%) of the Board unless at the end of such period, seventy five percent (75%) of individuals then constituting the Board are

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      persons who are Incumbent Directors or were nominated upon the recommendation of seventy five percent (75%) of the Incumbent Directors.

           (c) approval by the stockholders of the Company of either of the following:

                    (i) a merger, reorganization or consolidation ("Merger") with respect to which the individuals and entities who were the respective beneficial owners of Common Stock and Voting Securities of the Company immediately before such Merger do not, after such Merger, beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the common stock and the combined voting power of the Voting Securities of the corporation resulting from such Merger in substantially the same proportion as their ownership immediately before such Merger, or

                    (ii) the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, there shall not be a Change in Control if, in advance of such event, Executive agrees in writing that such event shall not constitute a Change in Control.

     1.12 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.13  "Common Stock" means common stock of the Company.

     1.14  "Commencement Date" means that term as defined in Section 3.1.

     1.15 "Company" has the meaning specified in the recitals to this Agreement.

     1.16 "Compensation Committee" means the Company's compensation committee as formed, elected and reelected by the Board.

     1.17 "Contract Term" has the meaning specified in Section 3.1 of this Agreement.

     1.18 "Date of Termination" means the date as of which the Executive's employment with the Company is terminated by the Company or by the Executive for any reason including, but not limited to, death or Disability.

     1.19 "Disability" means a mental or physical condition which, in the opinion of the Board, renders Executive unable or incompetent to carry out the job responsibilities which such Executive held or the duties to which Executive was assigned at the time the disability was incurred, which has existed for at least three (3) months and which in the opinion of a physician mutually agreed upon by the Company and Executive (provided that neither party shall unreasonably withhold his agreement) is expected to be permanent or to last for an indefinite duration or a duration in excess of six (6) months.

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     1.20  "Excise Tax" has the meaning specified in Section 6.7.

     1.21 "Executive" has the meaning specified in the recitals to this Agreement.

     1.22 "Fair Market Value" means (a) the average of the high and low prices of the Common Stock reported on the Nasdaq National Market, (b) if the Common Stock shall not then be listed on the Nasdaq National Market but there is a public market for the Common Stock, the average of the high and low prices of the Common Stock on the national securities exchange on which the Common Stock is traded, or if no quotations are available, the average high bid and low asked quotations in the over-the-counter market, or (c) if there is no public market for the Common Stock, the fair market value of the Common Stock determined by the Compensation Committee through whatever means or method as in the good faith exercise of its discretion it shall at the time deem appropriate.

     1.23 "Fiscal Year" means the 52-53 week period ending on the Saturday closest to June 30.

     1.24  "Full Retirement Benefits" means that term as defined in Section
6.8(a).

     1.25 "Good Reason" means the occurrence of any one of the following events unless Executive specifically agrees in writing that such event shall not be Good Reason:

           (a) any material breach of the Agreement by the Company including, but not limited to:

                (i) the failure of the Company to comply with the provisions of Articles IV, V or VI of the Agreement;

                (ii) failure to appoint, elect or reelect the Executive as a member and Chairman of the Board;

                (iii) causing or requiring Executive to report to anyone other than the Board; and

                (iv) assignment of duties materially inconsistent with his position and duties described in this Agreement.

           (b) the failure of the Company to assign this Agreement to a successor to the Company or failure of a successor to the Company to explicitly assume and agree to be bound by the Agreement,

           (c) the Company's requiring the Executive to be based at any office or location more than 50 miles from the Company's offices as of the date of execution of this Agreement in Mt. Prospect, Illinois,

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               (d)  the Termination of Employment without Cause by the Company of William B. Rue or the Termination of Employment by William B. Rue for Good Reason (in each case as determined in accordance with the employment agreement between the Company and William B. Rue),

               (e) the Termination of Employment without Cause by the Company of David C. Sabin or the Termination of Employment by David C. Sabin for Good Reason (in each case as determined in accordance with the employment agreement between the Company and David C. Sabin),

               (f) a Termination of Employment by Executive for any reason during the 30- day period immediately following the one-year anniversary of a Change of Control; provided, however, that this Subsection 1.26(f) shall not be treated as Good Reason for purposes of
         Section 8.1 hereof.

Notwithstanding the foregoing, no act or omission by the Company shall constitute Good Reason as defined in subparagraph (a) or (b) hereof unless the Executive gives the Company thirty (30) days prior written notice of the act or omission which constitutes Good Reason and the Company fails to cure such act or omission within the thirty (30) day period (provided that Executive shall not be required to provide the foregoing notice in cases of repeated acts or omissions (provided that notice with respect to such act shall have been given at least once) or intentional acts or omissions by the Company); and such notice of Termination of Employment for Good Reason is given within twelve (12) months after Executive had actual knowledge of such act or omission.

         1.26  "Incumbent Directors" means that term as defined in Section 1.11.

         1.27   "Initial Base Salary" means that term as defined in Section 4.1.

         1.28   "Maximum Goals" means that term as defined in Section 4.2.

         1.29   "Maximum Bonus" means that term as defined in Section 4.2.

         1.30   "Merger" means that term as defined in Section 1.11.

         1.31   "1934 Act" means that term as defined in Section 1.11.

         1.32   "Notice of Consideration" means that term as defined in Section
7.1.

         1.33 "Performance Period" means each period of time ending the last day of each calendar year included in the term of this Agreement commencing with the calendar year ending December 31, 1998.


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         1.34  "Permitted Transferee" means the spouse of the Executive, a lineal descendent of the Executive or a spouse of a lineal descendent of the Executive or a trust, limited partnership or other entity principally benefitting all or a portion of such individuals.

         1.35 "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         1.36 "Prorata Annual Incentive Bonus" means (a) the product of the amount of the Target Bonus to which the Executive would have been entitled if he had been employed by the Company on the last day of the Performance Period containing the Date of Termination and if the Company had achieved its Target Goals for such Performance Period, multiplied by (b) a fraction of the numerator of which is the numbers of days which have elapsed in such Performance Period through the Date of Termination and the denominator of which is 365.

         1.37  "Prorata Retirement Benefits" means that term as defined in
Section 6.8(b).

         1.38  "Stock Option" means that term as defined in Section 5.1.

         1.39  "Stock Option Term" means that term as defined in Section 5.1.

         1.40  "Subsequent Base Salary" means that term as defined in Section
4.1.

         1.41 "Subsidiary" means, with respect to any Person, (a) any corporation or other entity of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

         1.42  "Target Bonus" means that term as defined in Section 4.2.

         1.43  "Target Goals" means that term as defined in Section 4.2.

         1.44 "Taxes" means the incremental federal, state and local income, excise and other taxes payable to the Executive with respect to any applicable item of income.

         1.45 "Tax Gross-Up Payment" means an amount payable to the Executive in immediately available funds such that after payment of Taxes on such payment there remains a sufficient amount to pay the Taxes being reimbursed.

         1.46 "Termination of Employment" occurs the first day on which an individual is for any reason no longer employed by the Company.

         1.47 "Termination of Employment Without Cause" means a termination of the Executive's employment by the Company for any reason other than Cause, including termination at the end of the Contract Term after the Company's giving a Notice of Non-Renewal.

         1.48  "Threshold Bonus" means that term as defined in Section 4.2.

         1.49  "Threshold Goals" means that term as defined in Section 4.2.

         1.50  "Voting Securities" means that term as defined in Section 1.11.


                                  ARTICLE II.
                                    DUTIES

         2.1 Duties. The Executive shall be a member of the Board of Directors (the "Board") of the Company and Chief Executive Officer of the Company. Executive shall be the chief executive officer of the Company and shall assume a primary role in developing sales for the Company and maintaining good business relations with the customers and suppliers of the Company; it being contemplated that the shareholders and Directors of the Company will elect and re-elect the Executive as a member of the Board and to the affiliates of Chief Executive Officer throughout the Contract Term. During the Contract Term, and excluding any periods of vacation, sick leave or disability to which the Executive is entitled, the Executive agrees to devote the Executive's full attention and time to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently the duties and responsibilities of the Executive's positions as described herein.

         2.2 Other Activities. During the Contract Term, it shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions or (c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's duties in accordance with this Agreement.

                                  ARTICLE III.
                               TERM OF AGREEMENT

         3.1 Term. Subject to the extension and termination provisions hereinafter provided, the initial term of this Agreement shall begin on December 19, 1997 (the "Commencement Date") and end on December 31, 2001. The term (the "Contract Term") shall mean the initial term of this Agreement plus any extensions thereto. Except as provided in Article VII, the employment of Executive by the Company shall not be terminated prior to the end of the Contract Term.


                                   ARTICLE IV.
                                  COMPENSATION

         4.1 Salary. Commencing with the Commencement Date hereof through June 30, 1998, the Company shall pay to the Executive in accordance with the normal payroll practices of the Company an annual salary at a rate of $425,000 per year (the "Initial Base Salary"). Commencing with July 1, 1998 through the remaining years of the Contract Term, the Company shall pay to the Executive in accordance with the normal payroll practices of the Company an annual salary at the rate of $500,000 per year (the "Subsequent Base Salary"). During the Contract Term, the Annual Base Salary shall be reviewed at least annually and may be increased at any time and from time to time as shall be determined by the Compensation Committee, after consultation with the Executive. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase without the express written consent of the Executive.

         4.2 Bonus. The Company shall pay or cause to be paid to the Executive an annual cash bonus ("Annual Incentive Bonus") in accordance with the terms hereof for each Performance Period which ends during the Contract Term. The Executive shall be eligible for an Annual Incentive Bonus ranging from zero to one hundred and twenty five percent (125%) of his Annual Base Salary. If the Company achieves target performance goals (the "Target Goals"), as determined by the Compensation Committee on a calendar year basis after consulting with Executive, such Annual Incentive Bonus shall be one hundred percent (100%) of the Executive's Annual Base Salary (the "Target Bonus"). If the Company achieves maximum performance goals ("Maximum Goals"), as determined by the Compensation Committee on a calendar year basis after consulting with Executive, such Annual Incentive Bonus shall be one hundred and twenty five percent (125%) of the Executive's Annual Base Salary ("Maximum Bonus"). If the Company achieves threshold performance goals, as determined by the Compensation Committee on a calendar year basis after consulting with Executive, such Annual Incentive Bonus shall be twenty five percent (25%) of the Executive's Annual Base Salary (the "Threshold Goals"). If the Company does not achieve such Threshold Goals, Executive shall not receive an Annual Incentive Bonus for such year. If the Company achieves a level which falls between the Threshold Goals and the Target Goals or between the

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


Target Goals and the Maximum Goals, lineal interpolation shall be used to determine the percentage of Executive's Annual Incentive Bonus received by Executive for such year. Such performance goals shall be set by the Compensation Committee no later than ninety (90) days after the first day of each calendar year. The Company shall pay Executive all Annual Incentive Bonus amounts that are payable with respect to a calendar year in a single lump-sum cash payment as soon as practicable after the Company can determine whether and the degree to which Maximum Goals, Target Goals or Threshold Goals have been achieved after the end of such calendar year.


                                   ARTICLE V.
                               STOCK OPTION GRANT

         5.1 Grant of Stock Options. As an inducement to the Executive to enter into this Agreement, the Company hereby agrees to cause the Stock Option Committee of the Board to grant to the Executive (pursuant to, and subject to stockholder approval of, the Salton/Maxim Housewares, Inc. 1998 Stock Option Plan (the "1998 Plan")): (i) on December 18, 1998, stock options to purchase 63,180 shares of Common Stock with an exercise price equal to the closing price of the Common Stock reported on the Nasdaq National Market on December 18, 1998; and (ii) On December 17, 1999, stock options to purchase 63,180 shares of Common Stock with an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on December 17, 1999; provided that the foregoing stock option grants need not be made if prior to the required date of such grants the Executive's employment is terminated for Cause or if the Executive's employment is terminated without Good Reason or due to his death or Disability. The stock options to be granted pursuant to this Section 5.1 are collectively referred to herein as the "Stock Options."

         The Company agrees to use its reasonable best efforts (which shall include the solicitation of proxies) to obtain stockholder approval of the 1998 Plan as soon as practicable. In the event that (i) the 1998 Plan is not approved by stockholders on or prior to December 18, 1998, or (ii) the Stock Option Committee of the Board fails to grant the aforementioned Stock Options for any reason other than the termination of the Executive's employment for Cause or by the Executive for Good Reason, death or Disability, then the Company agrees to grant to the Executive stock appreciation rights which provide the Executive with substantially the same benefits as the Stock Options (as if the Executive continued to be an employee of the Company). The term of the Stock options will be ten (10) years and one-third of the Stock Options will vest each anniversary of December 19, 1997. The other terms and conditions of the Stock Options will be set forth in the 1998 Plan. Notwithstanding the foregoing, in the event that prior to December 17, 1999, the Company announces a Change of Control, then upon consummation of such Change of Control, the Executive shall be entitled to elect to receive in lieu of the exercise of any of the Stock Options which are required to be granted to the Executive in accordance with this Section 5.1 a lump sum payment upon such Change of Control in an amount equal to (i) the difference between (x) the average of the closing price of the Common Stock reported on the Nasdaq National Market for the five trading days immediately preceding the Change of Control

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



and (y) $15.25, multiplied by (ii) the number of shares of Common Stock subject to the Stock Options.


                                  ARTICLE VI.
                                 OTHER BENEFITS

         6.1 Incentive, Savings and Retirement Plans. In addition to Annual Base Salary and Annual Incentive Bonuses, the Executive shall be entitled to participate during the Contract Term in all incentives (including long-term incentives), savings and retirement plans, practices, policies and programs applicable to other peer executives of the Company (subject to the eligibility requirements of such plans), and other perquisites which are available to other executives of the Company or which hereafter are made available to other executive employees of the Company by the Board.

         6.2 Welfare Benefits. During the Contract Term, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, and without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) applicable to other executive employees of the Company.

         6.3 Fringe Benefits. During the Contract Term, the Executive shall be entitled to fringe benefits applicable to other peer executives of the Company.

         6.4 Vacation. During the Contract Term, the Executive shall be entitled to paid vacation time in accordance with the plans, practices, policies, and programs applicable to other peer executives of the Company, but in no event shall such vacation time be less than four (4) weeks per calendar year. Any vacation not taken within three (3) months after the end of the calendar year shall be canceled and shall not accumulate to subsequent years unless the Compensation Committee for good business reasons determines otherwise.

         6.5 Expenses. During the Contract Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment-related expenses incurred by the Executive upon the Company's receipt of accounting in accordance with practices, policies and procedures applicable to other executive employees of the Company.

         6.6 Office and Support Staff. During the Contract Term, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, provided with respect to other executive employees of the Company.

         6.7 Tax Gross-Up Payment. In the event it shall be determined that any payment to the Executive pursuant to this Agreement or any other payment or benefit from the Company,

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



any affiliate of the Company, any shareholder of the Company or any other person would be subject to the excise tax imposed by Section 4999 of the Code or any similar tax payable under any federal, state, local or other law (collectively, the "Excise Tax"), then the Executive shall be entitled to receive a Tax Gross-Up Payment with respect to the Excise Tax.

                                  ARTICLE VII.
                              TERMINATION BENEFITS

         7.1 Termination of Employment for Cause or Other Than for Good Reason. If, before the end of the Contract Term, the Company terminates the Executive's employment for Cause or the Executive terminates employment other than for Good Reason, death or Disability, the Company shall pay immediately after the Date of Termination to the Executive an amount equal to the sum of (a) the Executive's Accrued Annual Base Salary and (b) his Accrued Annual Incentive Bonus. The Company may not terminate the Executive's employment for Cause unless:

               (a) no fewer than sixty (60) days prior to the Date of Termination, the Company provides the Executive with written notice of its intent to consider termination of the Executive's employment for Cause, including a detailed description of the specific reasons which form the basis for such consideration (the "Notice of Consideration");

               (b) if, after providing Notice of Consideration, the Board by three-quarters (3/4) majority (excepting Executive if Executive is a member of the Board, and any other member of the Board alleged to be involved in the events leading the Board to terminate the Executive for Cause) so determines, the Board may suspend Executive with pay until a final determination pursuant to this Section 7.1 has been made;

               (c) for a period ending thirty (30) days after the date Notice of Consideration is provided, the Executive shall have an opportunity to appear before the Board, with or without legal representation, at the Executive's election, to present arguments on his own behalf;

               (d) following the presentation to the Board as provided in (c) above, the Executive shall be terminated for Cause only if (i) the members of the Board by three-quarters (3/4) majority (excepting Executive if Executive is a member of the Board, and any other member of the Board alleged to be involved in the events leading the Board to terminate the Executive for Cause) determines that the actions of the Executive constituted Cause and that the Executive's employment should accordingly be terminated for Cause; and (ii) the Board provides the Executive with a written determination setting forth in full specificity the basis of such termination of employment which shall be consistent with the reasons set forth in the Notice of Consideration; and

               (e) the Company shall provide the Executive with not less than thirty (30) days advance written notice of termination, including a statement of the Date of Termination

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



         and the specific detailed basis for such termination which shall be consistent with the reasons set forth in the Notice of Consideration.

         If Executive is terminated by the Company without full compliance with the substantive and procedural requirements of this Section 7.1 prior to the termination, the termination shall be deemed a Termination Without Cause for all purposes of the Agreement.

         7.2 Termination of Employment for Death or Disability. If, before the end of the Contract Term, the Executive's employment terminates due to death or Disability, the Company shall pay to the Executive, the beneficiaries designated in writing by the Executive, or the Executive's estate, as the case may be, immediately after the Date of Termination an amount which is equal to the sum of
(a) the Executive's Accrued Annual Base Salary as of the Date of Termination, and (b) the Executive's Accrued Annual Incentive Bonus which is unpaid as of the Date of Termination, and (c) the Executive's Prorata Annual Incentive Bonus.

         7.3 Termination of Employment By The Company Without Cause Or By the Executive for Good Reason. If there is a Termination of Employment Without Cause or a Termination of Employment by the Executive for Good Reason, the Executive shall receive the following: (a) immediately after the Date of Termination in a lump-sum in immediately available funds, an amount equal to the sum of (i) the Executive's Accrued Annual Base Salary, and (ii) any Accrued Annual Incentive Bonus, and (iii) the Executive's Prorata Annual Incentive Bonus; (b) immediately after the Date of Termination in a lump-sum in immediately available funds, an amount equal to the product of (i) the number of years (stated as whole and fractional years) remaining in the Contract Term as of the Date of Termination, multiplied by (ii) the sum of the Annual Base Salary and the Target Bonus; (c) immediately after the Date of Termination in a lump-sum in immediately available funds, the total amount (if any) of the Executive's unvested benefits under any Company sponsored plan or program which is forfeited on account of the Executive's employment being terminated; and (d) the benefits (or if not available the economic equivalent of the benefits) described in Sections 6.1,
6.2 and 6.3 to which Executive is entitled as of the Date of Termination shall be continued for the period described in clause (b)(i) above, or at the election of the Executive, an immediate lump-sum cash payment equal to the value of such benefits provided that, with respect to any benefit to be provided on an insured basis, such value shall be the present value of the premiums expected to be paid for such coverage, and with respect to other benefits, such value shall be the present value of the expected net cost to the Company of providing such benefits.

         7.4 Termination Benefits upon a Change of Control. If within two years after a Change of Control, there is a Termination of Employment by the Executive for other than Good Reason, then Executive shall receive the payments required by Section 7.3 except that the amount payable pursuant to Section 7.3(b) shall be an amount equal to the product of the number of years (stated as whole and fractional years) remaining in the Contract Term as of the Date of Termination multiplied by the Annual Base Salary.

         7.5 Other Termination Benefits. In addition to any amounts or benefits payable upon termination of employment hereunder and except as otherwise provided herein, the Executive shall be entitled to any payments or benefits explicitly provided hereunder or under the terms of any plan, policy or program of the Company or as otherwise required by applicable law.


                                 ARTICLE VIII.
                             RESTRICTIVE COVENANTS

         8.1 Non-Solicitation of Employees; Confidentiality; Non-Competition. The Executive covenants and agrees that at no time during the Executive's employment by the Company nor during the one-year period immediately following Termination of Employment for Cause, or Termination of Employment by Executive for other than Good Reason will the Executive (i) directly or indirectly employ or seek to employ any person or entity employed at that time by the Company or otherwise encourage or entice any such person or entity to leave such employment; (ii) become employed by, enter into a consulting arrangement with or otherwise agree to perform personal services for a Competitor (as defined below); (iii) acquire an ownership interest in a Competitor, or (iv) solicit any customers or vendors of the Company on behalf of or for the benefit of a Competitor. Executive further covenants and agrees that at no time during the Executive's employment by the Company nor at any time following Termination of Employment with the Company will the Executive communicate, furnish, divulge or disclose in any manner to any person or entity confidential business information or trade secrets of the Company, without the prior express written consent of the Company. For purposes of this Section 8.1, "Competitor" means any entity which engages in the design or distribution to department stores or catalogue vendors of household products which directly compete with those sold by the Company.

         8.2 Injunction. The Executive acknowledges that the Company relies on the provisions of this Article VIII and that monetary damages will not be an adequate remedy to a breach of this Article, and that it would be impossible for the Company to measure damages in the event of such a breach. Therefore, the Executive agrees that, in addition to other rights that the Company may have, the Company is entitled to an injunction preventing the Executive from doing any act that would be in breach of this Article VIII.


                                  ARTICLE IX.
                                 MISCELLANEOUS

         9.1 Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others provided, however, that if the Company causes the Executive to have a Termination of Employment for Cause pursuant to this Agreement on account of theft or embezzlement, the

Company may offset against the amounts due under this Agreement the amounts taken from the Company by the Executive through theft or embezzlement. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced, except as otherwise specifically provided herein, by any compensation earned by the Executive as result of employment by another employer.

         9.2    Enforcement.

                (a) If the Executive incurs legal or other fees and expenses in an effort to establish entitlement to fees and benefits under this Agreement, the Company shall reimburse the Executive for such fees and expenses regardless of the outcome of such effort and a Tax Gross-Up Payment on Taxes incurred with respect to amounts paid pursuant to this
         Section 9.2.

                (b) The Company shall provide reimbursement of fees and expenses, as described in paragraph (a) above, to the Executive on a monthly basis upon the Executive's written submission of a request for reimbursement together with proof that the fees and expenses were incurred.

                (c) If Executive does not prevail (after exhaustion of all available judicial remedies), and a court of competent jurisdiction determines that the Executive had no reasonable basis for bringing an action hereunder or there was an absence of good faith for bringing an action hereunder, no further reimbursement for legal fees and expenses shall be due to the Executive and Executive shall refund any amounts previously reimbursed hereunder with respect to such action.

                (d) If the Company fails to pay any amount provided under this Agreement when due, the Company shall pay interest on such amount at a rate equal to (i) the rate of interest on the Company's revolving credit charged by the Company's principal lender plus three percent (3%), or (ii) in the absence of such revolving credit, 300 basis points over the prime commercial lending rate announced by the LaSalle National Bank on the date such amount is due or, if no such rate shall be announced on such date, the immediately prior date on which the LaSalle National Bank announced such a rate.

         9.3 Assignment, Successors. The Company may freely assign its respective rights and obligations under this Agreement to a successor of the Company's business, without the prior written consent of the Executive. This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's estate and the Company and any assignee of or successor to the Company.

         9.4 Beneficiary. If the Executive dies prior to receiving all of the salary and bonus payable hereunder pursuant to Article IV or exercising the Stock Options, or otherwise

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



provided under the terms and conditions of the Company's other benefit plans, programs or policies, such salary and bonus shall be paid in a lump-sum payment to and the Stock Options may be exercised by the beneficiary ("Beneficiary") designated by the Executive in writing to the Company during the Executive's lifetime, which the Executive may change from time to time by new designation filed in like manner without the consent of any Beneficiary; or if no such Beneficiary is designated, to the Executive's estate.

         9.5 Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

         9.6 Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

         9.7 Amendment and Waiver. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

         9.8 Notices. All notices and other communications hereunder shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:                 Salton/Maxim Housewares, Inc.
                                            550 Business Center Drive
                                            Mt. Prospect, IL 60056


         If to the Executive:               Leon Dreimann
                                            1285 Loch Lane
                                            Lake Forest, IL 60045


Either party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

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



         9.9 Counterpart Originals. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         9.10 Entire Agreement. This Agreement forms the entire agreement between the parties hereto with respect to any severance payment and with respect to the subject matter contained in the Agreement.

         9.11 Effect on Other Agreements. This Agreement shall supersede all prior agreements, promises and representations regarding severance or other payments contingent upon termination of employment, whether in writing or otherwise.

         9.12 Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois, without regard to its choice of law principles.

         9.13 Survival of Executive's Rights. All of the Executive's rights hereunder, including but not limited to his rights to compensation and benefits, and his obligations under Section 8.1 hereof, shall survive the termination of the Executive's employment and/or the termination of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                             SALTON/MAXIM HOUSEWARES, INC.


                                             ----------------------------------
                                             By:
                                             Its:





                                             ----------------------------------
                                             LEON DREIMANN


                                      -16-